UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2011
Riviera Holdings Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-21430	88-0296885

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Las Vegas Boulevard South Las Vegas, Nevada	89109-1931

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 794-9237
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE
As previously reported, on July 12, 2010, Riviera Holdings Corporation, a Nevada corporation (the “Company” or “RHC”), Riviera Operating Corporation, a Nevada corporation (“ROC”) and Riviera Black Hawk, Inc., a Colorado corporation (“RBH” and together with the Company and ROC, the “Debtors”) filed petitions for relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”). On November 17, 2010, the Bankruptcy Court entered a written order (the “Confirmation Order”) confirming the Debtors’ Second Amended Joint Plan of Reorganization (as amended and supplemented, the “Plan”). On December 1, 2010 (the “Effective Date”), the Plan became effective.
On April 1, 2011 (the “Substantial Consummation Date”), the Debtors emerged from reorganization proceedings under the United States Bankruptcy Code (the “Reorganized Debtors”).
Item 1.01. Entry into a Material Definitive Agreement.
In connection with their emergence, the Reorganized Debtors entered into first and second lien credit agreements described below. These agreements are governed by an intercreditor agreement (also described below). The Company also entered into a Stockholders Agreement with the stockholder holding all of the Company’s voting common stock and certain stockholders holding a majority of the Company’s non-voting common stock.
A. Series A Credit Agreement
On the Substantial Consummation Date, pursuant to the Plan, the Company, as borrower, executed a first lien credit agreement (the “Series A Credit Agreement”) among ROC and RBH, as guarantors, Cantor Fitzgerald Securities, as administrative agent, and the lenders from time to time party thereto. The Series A Credit Agreement provides for initial aggregate lender commitments of $60 million, including a $50 million term loan facility (the “Series A Term Loan”) and a $10 million revolving loan (the “Working Capital Facility”). The Working Capital Facility provides for a letter of credit facility and a swingline loan facility with sublimits of $5 million and $2 million respectively. The Series A Credit Agreement has a maturity date of April 1, 2016. Each holder of a claim (a) arising under, or in any way related to, that certain credit agreement dated as of June 8, 2007 (the “Senior Secured Credit Agreement”) between the Debtors, Wachovia Bank, National Association, as administrative agent (“Wachovia”) and the lenders from time to time party thereto for prepetition interest and fees on account of the term and revolving loans thereunder or (b) with respect to the periodic payments due under that certain master agreement dated as of May 31, 2007 (the “Senior Hedging Agreement”) between RHC and Wachovia and any interest accrued thereon of such claims (collectively, the “First Priority Senior Secured Claims”), received, in full and final satisfaction of each such First Priority Senior Secured Claim, a portion of the Series A Term Loan in principal amount equal to each such First Priority Senior Secured Claim. Availability of the revolving loans under the Working Capital Facility are subject to certain conditions provided for in the Series A Credit Agreement. The proceeds of extensions of credit under the Series A Credit Agreement can be used by RHC for working capital and other general corporate purposes.
Interest will accrue at a LIBOR Rate (as defined in the Series A Credit Agreement) for a specified interest period (with a floor of 2.0%) plus a margin rate of 5.0% per annum or the Alternate Base Rate (as defined below) plus a margin rate of 4.0% per annum. Alternate base rate (“Alternate Base Rate”) interest is an alternate base rate equal to the highest of (i) the prime rate, as defined in the Series A Credit Agreement (the “Prime Rate”), (ii) the Federal Funds Effective rate (as defined in the Series A Credit Agreement) in effect on such day plus 1/2 of 1% and (iii) the LIBOR Rate that would be payable on such day for LIBOR Rate Loan (as defined in the Series A Credit Agreement) with one month interest period plus 1.00%. Interest payable under the Series A Credit Agreement with respect to Alternate Base Rate loans based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable under the Series A Credit Agreement shall be calculated on the basis of a 360-day year for actual days elapsed. Interest due on Alternate Base Rate loans under the Series A Credit Agreement is payable in cash on the last business day of each March, June, September and December and the applicable maturity date. Interest due on LIBOR Rate Loans having an interest period of three months or less is payable on the last day of such interest period; interest due on LIBOR Rate Loans having an interest period longer than three months is payable on each three month anniversary following the first day of such interest period and the last day of such interest period.
The Company is required to pay a quarterly unused commitment fee and customary fees to the administrative agent. The Company is also required to pay quarterly participation and fronting fees based on the amount of the letter of credit exposure of the applicable lenders and letter of credit issuers, respectively.

The obligations under the Series A Credit Agreement are guaranteed by the Company’s Domestic Subsidiaries (as defined in the Series A Credit Agreement) pursuant to the terms of the Series A Credit Agreement and are secured by a first priority security interest on substantially all of the Company’s and its Domestic Subsidiaries’ assets, other than a deposit account into which the proceeds of the Series B Term Loan (as defined below) was deposited on the Substantial Consummation Date (the “Series B Term Loan Controlled Account”).
The Series A Credit Agreement permits voluntary prepayments of amounts borrowed and reductions or terminations of the revolving commitments pursuant to notice requirements.
The Series A Credit Agreement subjects the Company to certain customary affirmative covenants, including the delivery of financial statements and annual operating budgets. In addition, the Series A Credit Agreement contains customary restrictive covenants, including, but not limited to, restrictions on the Company’s ability to incur additional indebtedness, create liens, make investments, pay dividends, and merge.
In addition, the Series A Credit Agreement contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults, certain events of bankruptcy and insolvency, judgment defaults, failure of any guarantee of the loan obligations or any loan document to be in full force and effect, the occurrence of a Change of Control (as defined in the Series A Credit Agreement), certain ERISA defaults and failure to keep any necessary casino licenses in full force and effect. If an event of default occurs and is continuing, amounts due under the Series A Credit Agreement may be accelerated and the rights and remedies of the lenders under the Series A Credit Agreement may be exercised, including rights with respect to the collateral securing obligations under the Series A Credit Agreement.
The foregoing description of the Series A Credit Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
B. Series B Credit Agreement
On the Substantial Consummation Date, pursuant to the Plan, the Company, as borrower, executed a second lien credit agreement (the “Series B Credit Agreement”) among ROC and RBH, as guarantors, Cantor Fitzgerald Securities, as administrative agent, and the lenders from time to time party thereto. The Series B Credit Agreement provides for, and governs the terms of, a $20 million term loan facility (the “Series B Term Loan”).
All interest, fees and other amounts payable under the Series B Credit Agreement will be calculated on a 360-day year for actual days elapsed. The Series B Term Loan bears interest at a per annum rate equal to the sum of the LIBOR Rate (as defined in the Series B Credit Agreement) plus 3.0%, payable in cash, and the LIBOR Rate plus 13.00%, payable in kind in interest that will be recapitalized as principal.
The Company is required to pay a customary fee to the administrative agent.
The obligations under the Series B Credit Agreement are guaranteed by the Company’s Domestic Subsidiaries (as defined in the Series B Credit Agreement) pursuant to the terms of the Series B Credit Agreement and are secured by (a) a first priority security interest on Series B Term Loan Controlled Account and (b) a second priority security interest on substantially all of the Company’s and its Domestic Subsidiaries’ other assets.
The Series B Credit Agreement permits voluntary prepayments of amounts borrowed pursuant to notice requirements.
The Series B Credit Agreement subjects the Company to certain customary affirmative covenants, including the delivery of financial statements and annual operating budgets. In addition, the Series B Credit Agreement contains customary restrictive covenants, including, but not limited to, restrictions on the Company’s ability to incur additional indebtedness, create liens, make investments, pay dividends, and merge.
In addition, the Series B Credit Agreement contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults, certain events of bankruptcy and insolvency, judgment defaults, failure of any guarantee of the loan obligations or any loan document to be in full force and effect, the occurrence of a Change of Control (as defined in the Series B Credit Agreement), certain ERISA defaults and failure to keep any necessary casino licenses in full force and effect. If an event of default occurs and is continuing, amounts due under the Series B Credit Agreement may be accelerated and the rights and remedies of the lenders under the Series B Credit Agreement may be exercised, including rights with respect to the collateral securing obligations under the Series B Credit Agreement.

The foregoing description of the Series B Credit Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
C. Intercreditor Agreement
In connection with entering into the Series A Credit Agreement and the Series B Credit Agreement, the Company also entered into an intercreditor agreement dated as of the Substantial Consummation Date (the “Intercreditor Agreement”), among the Company, the Domestic Subsidiaries of the Company party thereto and Cantor Fitzgerald Securities, in its capacity as agent in respect of the Series A Credit Agreement (the “Series A Agent”) and agent in respect of the Series B Credit Agreement (the “Series B Agent’). The Intercreditor Agreement provides, among other things, that any lien on Common Collateral (as defined in the Intercreditor Agreement) granted to the Series A Agent for the benefit of the lenders under the Series A Credit Agreement will have priority over and be senior in all respects to any lien on the Common Collateral granted to the Series B Agent for the benefit of the lenders under the Series B Credit Agreement.
The foregoing description of the Intercreditor Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
D. Stockholders Agreement
On the Substantial Consummation Date, pursuant to the Plan, the Company, Riviera Voteco, L.L.C. (“Voteco”), the stockholder holding 100% of the Company’s voting common Class A Shares, par value $.001 per share (“Class A Voting Common Stock”), and certain stockholders holding a majority of the Company’s non-voting common Class B Shares, par value $.001 per share (“Class B Non-Voting Common Stock”) entered into a Stockholders Agreement (the “Stockholders Agreement”), dated as of April 1, 2011. Among other things, the Stockholders Agreement contemplates an agreed composition of the Company’s Board of Directors and prohibits the transfer of the Class A Voting Common Stock and Class B Non-Voting Common Stock unless Voteco determines that such transfer is not to a person who is a competitor of, or otherwise adverse to, the Company, and the Company is reasonably satisfied that such transfer will comply with certain requirements relating to securities, regulatory and other specified laws. Any purported transfer of the Class A Voting Common Stock and Class B Non-Voting Common Stock will be null and void if not made in compliance with all applicable gaming laws and following receipt of all required gaming approvals. The Stockholders Agreement also subjects transfers of Class B Non-Voting Common Stock, other than to certain affiliated transferees, to specified tag-along rights, drag-along rights, and a right of first offer. In addition, the Stockholders Agreement contains agreements among the parties with respect to certain governance matters, including director appointment and board observer rights, restrictions on the issuance of shares of Class A Voting Common Stock, Class B Non-Voting Common Stock and other equity securities of the Company or other rights convertible to or to acquire such securities, restrictions on distributions, repurchases and pledges of Class B Non-Voting Common Stock, registration rights with respect to holders of Class B Non-Voting Common Stock, rights to indemnification and contribution and provisions related to conflicts of interests and transactions with affiliates.
The foregoing description of the Stockholders Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
E. Employment Agreement
The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.
Item 1.02. Termination of a Material Definitive Agreement.
On the Substantial Consummation Date, the First Priority Senior Secured Claims and Senior Secured Claims (as defined in the Plan) were cancelled, and the holders of such claims received the consideration described in the Plan in full and final satisfaction therefor. Accordingly, pursuant to its terms, upon the occurrence of the Substantial Consummation Date, the Senior Secured Credit Agreement ceased to be in force, and the Reorganized Debtors have no further obligations thereunder or under any document related thereto.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in sections A, B and C of Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.
On the Substantial Consummation Date, all existing shares of the Company’s equity securities, including common stock, outstanding prior to the Substantial Consummation Date were cancelled pursuant to the Plan, and the Company issued (i) 10 shares of Class A Voting Common Stock to Votceo; and (ii) 8,550,000 shares of Class B Non-Voting Common Stock to the former creditors of the Reorganized Debtors.
The shares of Company common stock described above were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to (i) Section 1145 of the United States Bankruptcy Code, which generally exempts from such registration requirements the issuance of securities under a plan of reorganization, and/or (ii) Section 4(2) of the Securities Act because the issuance did not involve any public offering.
Item 3.03. Material Modification to Rights of Security Holders.
The information set forth in Item 1.01, Item 3.02 and Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On the Substantial Consummation Date, each of Paul Harvey, James Land and Vincent DiVito voluntarily resigned from the Company’s board of directors (the “Board”). Messrs. Harvey, Land and DeVito also voluntarily resigned from all management positions with the Company as of the Substantial Consummation Date. Each of Philip Simons, Tullio Marchionne and Robert Vannucci will remain as employees of the Company. Following the Substantial Consummation Date, Mr. Simons will serve as the Chief Financial Officer and Treasurer of the Company on an interim basis, Mr. Marchionne will serve as the Secretary of the Company and Mr. Vannucci will serve as a Special Advisor to the President and Chief Executive Officer of ROC. In connection with the change in his title and duties with the Company, Mr. Marchionne agreed to a reduction in his annual base salary.
On the Substantial Consummation Date, Mr. Vannucci entered into an employment agreement with ROC. The employment agreement provides that Mr. Vannucci will be an non-executive employee employed as Special Advisor to the President and Chief Executive Officer of ROC for a period of thirteen months beginning on the Substantial Consummation Date, subject to earlier termination of the employment agreement by either party. During the term of his employment agreement, Mr. Vannucci will receive an annual base salary of $400,000 and other welfare benefits. Upon a termination of employment without “cause” (as defined in the employment agreement) during the thirteen month term of the employment agreement, Mr. Vannucci will continue to receive his annual base salary and welfare benefits, in each case through the end of the thirteen month term of the employment agreement. If Mr. Vannucci’s employment with ROC terminates for any other reason, the employment agreement is terminated and Mr. Vannucci will not receive any further compensation or benefits following the effective date of the termination of his employment. Upon the termination of his employment for any reason, Mr. Vannucci will be subject to restrictions on solicitation of Company employees for a one-year period following termination of employment and a confidentiality and non-disclosure covenant for a two-year period following termination of employment. The foregoing description of Mr. Vannucci’s employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.
Pursuant to the Plan, as of the Substantial Consummation Date, the Board consists of: Barry S. Sternlicht, Derek J. Stevens, Marcos Alvarado and Andy Choy. Mr. Sternlicht will serve as the Chairman of the Board. Each of Messrs. Sternlicht, Stevens, Alvarado and Choy were designated to the Board pursuant to the Stockholders Agreement. Messrs. Sternlicht and Alvarado are employees of, and Mr. Sternlicht is a director of, Starwood Capital Group Global, L.P., and Mr. Stevens is an employee and member of Desert Rock Enterprises LLC. As a result of the transactions contemplated by the Plan and consummated on the Substantial Consummation Date, entities affiliated with Starwood Capital Group Global, L.P. and Desert Rock Enterprises LLC own approximately 41% and 11%, respectively, of the outstanding Class B Non-Voting Common Stock, and entities affiliated with Starwood Capital Group Global, L.P. and Desert Rock Enterprises LLC collectively own 100% of the outstanding limited liability company interests of Voteco, which in turn owns 100% of the Class A Voting Common Stock. Additionally, pursuant to the Plan, Mr. Choy was elected to serve as the President and Chief Executive Officer of the Company as of the Substantial Consummation Date. Mr. Choy will receive an annual base salary of $450,000 while employed as the Company’s President and Chief Executive Officer.

Barry S. Sternlicht, age 50, is Chairman & Chief Executive Officer of Starwood Capital Group, a private investment firm he formed in 1991. Mr. Sternlicht is also Chairman of Starwood Property Trust, a newly formed mortgage REIT trading on the NYSE under the symbol STWD and is also Chairman of the Board of Societé du Louvre. From 1995 through early 2005, Sternlicht was Chairman and CEO of Starwood Hotels & Resorts Worldwide, Inc., a company he founded in 1995. Mr. Sternlicht is a trustee of Brown University. He serves on the Board of Directors of National Golf, Mammoth Mountain, The Estée Lauder Companies, Ellen Tracy, Field & Stream, the National Advisory Board of JP Morgan Chase, and the International Advisory Board of Eurohypo Bank. He serves on the boards of the Pension Real Estate Association, Robin Hood, the Dreamland Theatre, Juvenile Diabetes Research Foundation’s National Leadership Advocacy Program, and the Business Committee for the Arts. He received his BA, magna cum laude, with honors from Brown University. He later earned an MBA with distinction from Harvard Business School.
Derek J. Stevens, age 43, manages Desert Rock Enterprises LLC, through which he has been involved in the management of the Golden Gate Casino since March 2008. Mr. Stevens is currently the Chief Executive Officer of Golden Gate Casino, a position he has held since September 2009. In addition, Mr. Stevens controls The Cold Heading Co., Ajax Metal Processing, Inc. and Wolverine Carbide & Tool, Inc. He has been found suitable in both Nevada and Colorado. Mr. Stevens is a 1990 graduate of the University of Michigan. He received an M.B.A. in finance from Wayne State University in 1994.
Marcos Alvarado, age 30, is a Vice President of Starwood Capital Group responsible for the origination, underwriting, structuring and execution of investments in all property types across the capital stack with a geographic focus on New York City and sector focus on gaming and the financial services. Mr. Alvarado serves on the Board of Directors of Northwest Management, the holding company for the asset of Corus Bancshares and on the Executive Committee of ST Residential. Prior to joining Starwood Capital in 2008, Mr. Alvarado was a Vice President in Lehman Brothers’ Global Real Estate Group, and prior to that worked in Morgan Stanley’s CMBS group. Mr. Alvarado holds a BA from Dartmouth College.
Andy Choy, age 35, previously served as a manager at the Venetian Las Vegas from August 2007 to July 2008 and as a Senior Vice President at the Venetian Macao from August 2008 to November 2009. Prior to that, Mr. Choy served interim senior management roles within Carl Icahn’s portfolio of distressed assets. Mr. Choy is a 1996 graduate of the University of California, Berkeley. He received an M.B.A. in business administration from Stanford University Graduate School of Business in 2002.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In accordance with the Plan, the Company’s articles of incorporation and bylaws were amended and restated in their entirety. The Company’s Amended and Restated Articles of Incorporation (the “Amended Articles of Incorporation”) and Amended and Restated By-Laws (the “Amended By-Laws”) became effective on the Substantial Consummation Date.
A description of certain key provisions of the Amended Articles of Incorporation and Amended By-Laws is included in the Company’s registration statement on Form 8-A filed with the Securities and Exchange Commission on April 1, 2011, which description is incorporated herein by reference. This description is qualified in its entirety by reference to the full text of these documents, which are attached as Exhibits 3.1 and 3.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description

3.1
Certificate of Amended and Restated Articles of Incorporation of Riviera Holdings Corporation (Incorporated by reference to Exhibit 3.1 to Riviera Holdings Corporation’s Registration Statement on Form 8-A filed April 1, 2011)

3.2	Amended and Restated By-Laws of Riviera Holdings Corporation (Incorporated by reference to Exhibit 3.2 to Riviera Holdings Corporation’s Registration Statement on Form 8-A filed April 1, 2011)

4.1
Stockholders Agreement, dated as of April 1, 2011, by and among SCH/VIII Bonds, L.L.C., SCH/VIII Bonds II, L.L.C., SCH/VIII Bonds III, L.L.C., SCH/VIII Bonds IV, L.L.C., Cerberus Series Four Holdings, LLC, Desert Rock Enterprises LLC, Strategic Value Special Situations Master Fund, LP., Riviera Voteco, L.L.C. and Riviera Holdings Corporation (Incorporated by reference to Exhibit 4.1 to Riviera Holdings Corporation’s Registration Statement on Form 8-A filed April 1, 2011)

10.1
Series A Credit Agreement, dated as of April 1, 2011, among Riviera Holdings Corporation, a Nevada corporation, the Guarantors party thereto, the several banks and other financial institutions from time to time parties thereto, and Cantor Fitzgerald Securities, a New York general partnership, as administrative agent

10.2
Series B Credit Agreement, dated as of April 1, 2011, among Riviera Holdings Corporation, a Nevada corporation, the Guarantors party thereto, the several banks and other financial institutions from time to time parties thereto, and Cantor Fitzgerald Securities, a New York general partnership, as administrative agent

10.3
Intercreditor Agreement, dated as of April 1, 2011, among Cantor Fitzgerald Securities, in its capacity as First Lien Agent, Cantor Fitzgerald Securities, in its capacity as Second Priority Agent, Riviera Holdings Corporation, a Nevada corporation, and each of its Subsidiaries party thereto

10.4	Employment Agreement, dated as of April 1, 2011, by and between Riviera Operating Company and Robert A. Vannucci

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2011	RIVIERA HOLDINGS CORPORATION
	By:	/s/ Tullio Marchionne
		Name:	Tullio Marchionne
		Title:	Secretary

EXHIBIT INDEX

Exhibit
No.	Description

3.1
Certificate of Amended and Restated Articles of Incorporation of Riviera Holdings Corporation (Incorporated by reference to Exhibit 3.1 to Riviera Holdings Corporation’s Registration Statement on Form 8-A filed April 1, 2011)

3.2	Amended and Restated By-Laws of Riviera Holdings Corporation (Incorporated by reference to Exhibit 3.2 to Riviera Holdings Corporation’s Registration Statement on Form 8-A filed April 1, 2011)

4.1
Stockholders Agreement, dated as of April 1, 2011, by and among SCH/VIII Bonds, L.L.C., SCH/VIII Bonds II, L.L.C., SCH/VIII Bonds III, L.L.C., SCH/VIII Bonds IV, L.L.C., Cerberus Series Four Holdings, LLC, Desert Rock Enterprises LLC, Strategic Value Special Situations Master Fund, LP., Riviera Voteco, L.L.C. and Riviera Holdings Corporation (Incorporated by reference to Exhibit 4.1 to Riviera Holdings Corporation’s Registration Statement on Form 8-A filed April 1, 2011)

10.1
Series A Credit Agreement, dated as of April 1, 2011, among Riviera Holdings Corporation, a Nevada corporation, the Guarantors party thereto, the several banks and other financial institutions from time to time parties thereto, and Cantor Fitzgerald Securities, a New York general partnership, as administrative agent

10.2
Series B Credit Agreement, dated as of April 1, 2011, among Riviera Holdings Corporation, a Nevada corporation, the Guarantors party thereto, the several banks and other financial institutions from time to time parties thereto, and Cantor Fitzgerald Securities, a New York general partnership, as administrative agent

10.3
Intercreditor Agreement, dated as of April 1, 2011, among Cantor Fitzgerald Securities, in its capacity as First Lien Agent, Cantor Fitzgerald Securities, in its capacity as Second Priority Agent, Riviera Holdings Corporation, a Nevada corporation, and each of its Subsidiaries party thereto

10.4	Employment Agreement, dated as of April 1, 2011, by and between Riviera Operating Company and Robert A. Vannucci